Exhibit 10.17

AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”) dated and effective as of the 31st day of December, 2008, is entered into by and between Michael W. Patrick (“Executive”) and Carmike Cinemas, Inc. (“Company”).

WITNESSETH:

WHEREAS, Executive and Company entered into an Employment Agreement dated as of January 31, 2002 (“Employment Agreement”);

WHEREAS, Executive and Company desire to amend the Employment Agreement to avoid the imposition of any additional tax under Section 409A of the Internal Revenue Code (“Code”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Amendment, the parties hereto covenant and agree as follows:

§1

By amending §2 to delete the next to the last sentence, which prior to deletion read as follows, from such section to have the document reflect the way the Employment Agreement has operated in light of §409A of the Internal Revenue Code:

“Notwithstanding the installment delivery dates set forth above, Executive may at his option extend any such installment delivery date to a later date or dates selected by Executive provided that the Executive gives the Company written notice of such extension date(s) no later than twelve months prior to the date then scheduled or such installment delivery, and such extension date or dates shall thereafter be treated for all purposes as though it or they were the installment date or dates originally set forth in this Agreement.”

§2

By amending §4(a) to read in its entirety as follows:

“In addition to the compensation to be paid to the Executive, the Company shall, during the Employment Period, reimburse the Executive for all reasonable and necessary expenses actually incurred by him in performance of his duties, subject to any recordkeeping and reporting requirements required by the Company in its standard expense reimbursement policy. All such expenses shall be submitted in accordance with the Company’s standard expense reimbursement policy; provided, however, the Company shall have no obligation to reimburse the Executive for any expenses for any calendar year if the Company cannot reasonably reimburse such expenses before December 31 of the following calendar year. In addition, the Company during the Employment Period shall reimburse the Executive consistent with past practice of the Company with respect to paying or reimbursing the Executive for certain items; provided, however, such reimbursement shall be made in the same calendar year as the expense is incurred. The right to reimbursement of expenses is not subject to liquidation or exchange for another benefit.

§3

By amending §6(e) to read in its entirety as follows:

“(e) Severance. In the event of the Executive’s involuntary termination of employment with the Company (other than by reason of death, disability or for Cause) or resignation for Good Reason, the Executive shall be entitled to a lump sum payment equal to the Executive’s Base Salary and, if applicable, the Target Bonus for the year of termination, multiplied by the number of full and partial years remaining in the Employment Period. Such lump sum payment shall be paid on the date the Executive has a separation from service (within the meaning of §409A of the Internal Revenue Code of 1986, as amended (“Code”)) from the Company or, if the Executive is a “specified employee” (within the meaning of §409A of the Code), on the date that is six months and one day after the date the Executive has such separation from service. In addition, the Company shall afford the Executive the ability to continue to participate in the Welfare Benefit Plans for the period remaining in the Employment Period; provided, however, Executive shall pay 100% of the cost of such coverage and Carmike shall reimburse Executive for Carmike’s portion of such cost as soon as practical after Executive pays such cost. If continued participation in such Welfare Benefit Plans is not permitted by law or the terms of the Benefit Plans, the Company shall reimburse Executive for Executive’s cost to purchase comparable coverage.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

THE COMPANY:

CARMIKE CINEMAS, INC.

By:	/s/ Lee Champion
Authorized Signature

THE EXECUTIVE:

By:	/s/ Michael W. Patrick
Michael W. Patrick